UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021 (June 22, 2021)

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.08. Shareholder Director Nominations.

On June 22, 2021, the Board of Directors of Owl Rock Technology Finance Corp. (the “Company”) scheduled the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for August 26, 2021, which date is more than 30 days from the first anniversary of the date of the Company’s 2020 Annual Meeting of Stockholders that was held on June 8, 2020.

Stockholders may submit proposals on matters appropriate for shareholder action, including director nominations, at our annual meetings consistent with regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”) and the Company’s bylaws. Because the date of the Annual Meeting is more than 30 days from the first anniversary of the date of the 2020 meeting, such shareholder proposals must be received by the Company within a reasonable time before the Company begins to print and send proxy material for the Annual Meeting. In order to be considered timely, shareholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card relating to the Annual Meeting must have been received by the Company no later than July 3, 2021. Any such proposal must have also met the requirements set forth in the Company’s bylaws and the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Finance Corp.

June 23, 2021	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer